UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 15, 2010

O.I. CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma	0-6511	73-0728053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 Graham Road, P.O. Box 9010, College Station, Texas	77842-9010
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (979) 690-1711

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 15, 2010, O.I. Corporation (the “Company”) held a Special Meeting of Shareholders.  The matters voted on at the meeting and the results of these votes were as follows:

Proposal 1:  Adoption of the Agreement and Plan of Merger, dated as of September 13, 2010, as amended, by and among ITT Corporation, Oyster Acquisition Corp., and OI Corporation.

For	Against	Abstain
1,747,068	11,042	350

Proposal 2:  Adjournment of the Special Meeting from time to time as may be necessary to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement at the time of the Special Meeting.

For	Against	Abstain
1,728,141	29,952	367

Item 7.01 – Regulation FD Disclosure

On November 15, 2010, the Company issued a press release announcing the results of its Special Meeting of Shareholders held November 15, 2010 and announcing that the consummation of the transactions contemplated by the Agreement and Plan of Merger, including the merger of the Company with Oyster Acquisition Corp., a wholly-owned subsidiary of ITT Corporation, was expected to occur following the close of trading on the Nasdaq Global Market on November 15, 2010.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report.  In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 shall be deemed to be “furnished” and not “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01 – Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
99.1	Press Release dated November 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

O.I. CORPORATION

Date:	November 15, 2010
By:	/s/ J. Bruce Lancaster
J. Bruce Lancaster,
Chief Executive Officer & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated November 15, 2010